Exhibit 99.1

FOR IMMEDIATE RELEASE

NYC ANNOUNCES 140,000 SQUARE feet of new and renewed leases

Lease terms include$4.2 million in annualized, straight-line rent and almost 12 years of weighted-average lease term

New York, June 23, 2022 – New York City REIT, Inc. (NYSE: NYC) (“NYC” or the “Company”) announced today that it has executed one new lease and three lease renewals in its pure-play New York City portfolio. A new, 4,700 square foot lease with a five-year term was signed at 9 Times Square, replacing former Knotel space. In addition, NYC executed three long-term renewals: two fifteen-year leases with entities controlled by City Parking for the parking garages the Company owns at 200 Riverside and 400 East 67th Street and one 10-year1 lease renewal with the Government Services Administration (“GSA”), a 48,000 square foot lease at 123 William Street. The GSA and parking garage leases commence on or before July 1, 2022, and the lease at 9 Times Square is expected to commence on August 1, 2022.

“The leases we have recently signed continue the leasing momentum we’ve seen in recent quarters,” said Michael Weil, CEO of NYC. “Combined, these leases require tenants to pay over $4.2 million in annualized, straight-line rent (“SLR”), $1 million of which is net new SLR, and have a weighted-average remaining lease term of almost 12 years. The 9 Times Square lease completes the replacement of space formerly leased to Knotel at this property with a new, rent-paying tenant. The parking garage leases are with entities controlled by an experienced, rent-paying operator who has been operating our garages on a short-term basis since we terminated the previous operator last year. Our proactive asset management strategy and the relationships we have built with our tenants continue to yield strong leasing activity, as demonstrated by the new 15-year lease agreement.”

About New York City REIT, Inc.

New York City REIT, Inc. is a publicly traded REIT that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about NYC can be found on its website at www.newyorkcityreit.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “plans,” “intends,” “should,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of NYC’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of (i) the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, and (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and other countries, as well as other public and private actors and companies and the impact on NYC, NYC’s tenants and the global economy and financial markets, as well as those set forth in the Risk Factors section of NYC’s most recent Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 18, 2022, and all other filings filed with the Securities and Exchange Commission after that date, as such risks, uncertainties and other important factors may be updated from time to time in NYC’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and NYC undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Footnote

1 Lease is subject to GSA’s right to terminate after five years.

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